Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-143159 of Rewards Network Inc. on Form S-8 of our report dated June 4, 2007, appearing in this Annual Report on Form 11-K of Rewards Network Inc. 401(k) and Profit Sharing Plan for the year ended December 31, 2006.

/s/ Vichow Krause & Company LLP

Chicago, Illinois

June 4, 2007